UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of EON Resources Inc.’s (the “Company”) Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), the Company concluded that in the third quarter of 2024 it had not appropriately accounted for the liability associated with its agreement with (i) Meteora Capital Partners, LP, (ii) Meteora Select Trading Opportunities Master, LP, and (iii) Meteora Strategic Capital, LLC for OTC Equity Prepaid Forward Transactions (the “Forward Purchase Agreement”). The Company made a clerical error when adjusting the liability to its fair value. This error led to an understatement of Other Income (Expenses) in the unaudited condensed consolidated financial statements during the impacted periods and an overstatement of the forward purchase agreement liability. On April 14, 2025, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors, after discussion with senior management, concluded that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024, included in the Company’s Quarterly Report on Form 10-Q for September 30, 2024, (collectively, the “Prior Financial Statements”) should no longer be relied upon due to the impact of the errors noted above and will be restated.

The errors and corrective adjustments identified by the Company are non-cash in nature; and they do not impact key metrics used by the Company in managing operations, such as Oil and Natural Gas Sales, Total Revenue, and Operating Income (Loss).

We estimate that the impacts to the periods reported in the Prior Financial Statements result in an increase to Total Other Income (Expenses) by approximately $5.2 million for the three and nine months ended September 30, 2024 and a decrease in the forward purchase agreement liability by the same amount at September 30, 2024. As a result of these adjustments, Net income (loss) will increase by $5.2 million, for the three and nine months ended September 30, 2024 and total current liabilities and total liabilities will decrease by this amount at September 30, 2024. These estimated amounts are subject to change. The Company previously disclosed in its Form 10-K for the year ended December 31, 2023 material weaknesses related to the lack of sufficient accounting personnel to manage the Company’s financial accounting process, lack of segregation of duties, proper accounting for complex financial instruments.

The Annual Report on Form 10-K for the fiscal year ended December 31, 2024 will include information that has been restated for the three and nine months ended September 30, 2024. The Company will effectuate the restatement of this unaudited interim condensed consolidated financial statements in connection with filing its Form 10-Q for September 30, 2025. We expect to file the Form 10-K no later than fifteen days after its original prescribed due date.

The Audit Committee and management have discussed with Marcum LLP, the Company’s independent registered public accounting firm, the matters disclosed in this filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included herein are forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2025	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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